                                                                 EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in (i) the Registration Statement (Form S-3, No. 333-111679) of Psychiatric Solutions, Inc. and in the related Prospectus for the registration of 4,932,932 shares of common stock, and (ii) the Registration Statement (Form S-8, No. 333-100635) pertaining to the Psychiatric Solutions, Inc. 1997 Incentive and Nonqualified Stock Option Plan for Key Personnel of Psychiatric Solutions, Inc., (iii) the Registration Statement (Form S-8, No. 333-94983) pertaining to the 1997 Equity Incentive Plan of PMR Corporation, and (iv) the Registration Statement (Form S-8, No. 333-38419) pertaining to the 1997 Equity Incentive Plan, 1995 Warrant Grant and the 1996 Stock Option Grants of PMR Corporation, of our report dated February 20, 2004, with respect to the consolidated financial statements and schedules of Psychiatric Solutions, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.



                                                    /s/ Ernst & Young LLP


March 22, 2004
Nashville, Tennessee